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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-58311) pertaining to the United States Lime & Minerals, Inc. 1992 Stock Option Plan, as amended, of our report dated January 31, 2001 (except for Note 9, as to which the date is February 8, 2001), with respect to the consolidated financial statements of United States Lime & Minerals, Inc. and subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 2000.




Dallas, Texas
March 21, 2001